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                                                                  EXHIBIT 10.3

                             AMENDED AND RESTATED

                             EMPLOYMENT AGREEMENT


          This Amended and Restated Employment Agreement (this "Agreement") is made and entered into as of June 21, 1996 by and between AAMES FINANCIAL CORPORATION, a Delaware corporation (the "Company'), and CARY H. THOMPSON, an individual ("Executive").

                             W I T N E S S E T H:

          WHEREAS, Executive and the Company entered into an Employment Agreement as of March 11, 1996 (the "Original Agreement") as a material inducement to Executive to accept employment with the Company;

          WHEREAS, a review of the terms of the Original Agreement has resulted in a determination that, as drafted, the Original Agreement did not clearly state the intent of the parties; and

          WHEREAS, Executive and the Company desire to amend and restate the Original Agreement for the purpose of more clearly defining intent of the parties and to affect certain other amendments, effective as of March 11, 1996, the date of the Original Agreement.


AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as set forth below.

          1.   EMPLOYMENT AND DUTIES.  The Company hereby employs Executive to
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serve as Chief Operating Officer of the Company, with the powers and duties customarily accorded to such position, including those powers and duties set forth in the Bylaws of the Company for such office and such other duties consistent therewith as may be assigned to Executive from time to time by the Chief Executive Officer (the "CEO") of the Company. Initially, Executive's managerial and supervisorial duties shall be limited to those departments and operations as determined by the CEO and subsequently expanded to include other departments and operations as directed by the CEO. Executive shall report to the CEO; provided, however, so long as Gary Judis is employed by the Company in any capacity, Executive shall report only to Gary Judis. Executive shall endeavor in good faith to perform his duties in an efficient, faithful and business-like manner. During the term of his employment, it is intended that Executive also serve as a Director on the Board of Directors of the Company (the "Board") and the Company will take action within its powers to include Executive among the slate of directors proposed to be nominated by the Board at any applicable stockholders meeting.

          2. TERM. The initial term of this Agreement shall begin on March 15, 1996. The initial term shall expire on June 30, 2001 unless terminated earlier as set forth in Section 6 hereof or by mutual agreement of the parties hereto (the "Initial Term"). At the expiration of the Initial Term and each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional year (the "Extension Term") unless either party shall have given written notice to the other party at least ninety days prior to the end of the Initial Term or the Extension Term, as the case may be, that it does not desire to extend the term of this Agreement. If Executive's employment under this Agreement is extended for an Extension Term, it shall
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thereafter or during any Extension Term be terminable (other than upon expiration) only as provided in Section 6 or by mutual agreement of the parties hereto.

          3.   COMPENSATION.

               (a) BASE SALARY. During the term of this Agreement, Executive shall be paid a base salary (the "Base Salary"), payable in accordance with the Company's normal payroll practices. During the first year of the term of this Agreement, Executive's Base Salary shall be $500,000. The annual Base Salary payable to Executive shall be reviewed at least annually; provided, however, that Executive's Base Salary shall not be reduced below $500,000 per annum during the term of this Agreement.

               (b) PERFORMANCE BONUS. Executive shall be entitled to participate in the Company's performance bonus plan for executive officers. Under such plan, executives of the Company are currently paid on a quarterly basis a performance bonus (the "Performance Bonus") measured by return on average equity during the relevant period. For fiscal 1996, Executive shall be entitled to an annual Performance Bonus in the amount of $45,000 (the "Payment Amount") for every percentage point for which return on average equity exceeds 15% for the fiscal year (the "Target ROE"). The Performance Bonus will be paid quarterly based on each quarter's results with an adjustment at the end of the fiscal year based upon the audited financial statements of the Company. If the Executive is employed for less than the full fiscal year, his Performance Bonus will be adjusted pro rata based upon the actual period of employment. The computations and payment of the Performance Bonus shall be as provided in the Company's performance bonus plan. The Payment Amount and Target ROE for fiscal years following fiscal 1996 shall be as determined by the Board's compensation committee prior to the commencement of any fiscal year.
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               (c)  STOCK BONUS.  On the commencement of the Initial Term, the
Company shall grant Executive non-qualified options to purchase 500,000 shares of the Company's Common Stock (the "Bonus Options"). Of such Bonus Options, 100,000 shall vest immediately upon grant and an additional 100,000 shall vest on each anniversary of the commencement of the Initial Term. The Bonus Options will be exercisable at an exercise price equal to $25-7/8 (the Closing Price of the Company's Common Stock on the New York Stock Exchange on January 17, 1996, the date the Board of Directors of the Company approved this offer of employment be made to Executive). Once vested, the Bonus Options will remain exercisable by Executive, whether or not Executive remains employed by the Company, until the tenth anniversary of the date of the initial grant (subject to the effect, if any, of Section 6(a)(x) below). The Company shall register the shares of Common Stock issuable upon exercise of the Bonus Options and shall use its best efforts to maintain a current registration statement under
the Securities Act of 1933, as amended, in respect of such shares.   The Bonus
Options shall be issued under the Company's stock incentive plans maintained for its executives and shall contain standard anti-dilution mechanisms to adjust for stock dividends, stock splits, reverse stock splits, recapitalizations, consolidations and mergers as are provided for therein. All references to number of shares of Common Stock and exercise prices contained in this Section 3(c) refer to the Common Stock of the Company as constituted on March 11, 1996 and the antidilution provisions referred to in the preceding sentence shall apply to any event covered thereby (including, but not limited to, the stock split (effected as a stock dividend) in May 1996) occurring after such date.

               (d)  OPTIONS IN LIEU OF TAX BONUS.  To assist Executive in
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providing for federal and state income taxes payable as a result of the exercise of the Bonus Options, and in recognition of the fact that the Company may benefit from federal and state tax deductions as a result therefrom, and in lieu of any cash bonus to provide for such taxes, the Company shall, on the date of this Amended and Restated Employment Agreement, grant Executive non-qualified options to purchase 447,300 shares of the Company's Common Stock (the "Tax Bonus Options"). Of such Tax Bonus Options, 89,460 shall vest immediately upon grant and an 89,460 shall vest on each anniversary of the commencement of the Initial Term. The Tax Bonus Options will be exercisable at an exercise price equal to $30.00 (the Closing Price of the Company's Common Stock on the New York Stock Exchange on June 20, 1996). Once vested, the Tax Bonus Options will remain exercisable by Executive, whether or not Executive remains employed by the Company, until the tenth anniversary of the date of the initial grant (subject to the effect, if any, of Section 6(a)(x) below); provided, however, this Option shall not be exercisable in any tax year of the Company, to the extent that the deduction of any portion of the compensation paid to the Executive during such year would be limited by Section 162(m) of the Internal Revenue Code of 1986 as in effect as of the date of this Agreement. The Company shall register the shares of Common Stock issuable upon exercise of the Tax Bonus Options and shall use its best efforts to maintain a current registration statement under the Securities Act of 1933, as amended, in respect of such shares. The Tax Bonus Options shall be issued outside the Company's stock incentive plans maintained for its executives but shall be in a form substantially similar to, and contain standard anti-dilution mechanisms to adjust for stock dividends, stock splits, reverse stock splits, recapitalizations, consolidations and mergers, as are provided in, the Company's 1995 Stock Incentive Plan. All references to number of shares of
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Common Stock and exercise prices contained in this Section 3(d) refer to the
Common Stock of the Company as constituted on June 21, 1996 and the antidilution provisions referred to in the preceding sentence shall apply to
any event covered thereby occurring after such date.   The Bonus Options and
the Tax Bonus Options are sometimes referred to collectively in this Agreement as the "Options."

          4. OTHER EXECUTIVE BENEFITS. During the term of this Agreement, the Company shall provide to Executive benefits commensurate with his position, including each of the following benefits:

               (a) MEDICAL AND DENTAL COVERAGE. The Company agrees to provide coverage to Executive and dependent members of his family under the same medical and dental plans as may be maintained from time to time in the discretion of the Company's Board for the benefit of the CEO and the dependent members of his family.

               (b) VACATION. Executive shall be entitled to four (4) weeks of paid vacation during Executive's first year of employment with the Company and shall be entitled to five (5) weeks during each year of employment with the Company thereafter for the term of this Agreement. In each case, such entitlement shall accrue pro rata over the contract year and shall be taken at such time or times as shall not unreasonably interfere with the operations of the Company.

               (c) BUSINESS EXPENSES. The Company will pay or reimburse Executive for any out-of-pocket expenses incurred by Executive in the course of providing his services hereunder, which comply with the Company's travel and expense policies adopted from time to time by the Board for the CEO. Such reimbursement shall be made by the Company in the same manner and within the
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same time period as applicable to the other executive officers of the Company.

               (d) AUTOMOBILE. The Company shall provide Executive with the use of a luxury automobile that is selected by Executive and approved by the CEO. On the earlier of significant damage or destruction or attaining three years of age, the Company shall replace such automobile with a new automobile selected by Executive and approved by the CEO. The Company shall pay all costs of insurance, repair, maintenance and operation of such automobile.

               (e) BENEFIT PLANS. Executive shall be entitled to participate in any pension, profit-sharing, stock option, stock purchase or other benefit plan of the Company now existing or hereafter adopted for the benefit of employees generally or the senior executives of the Company.

               (f) LIFE INSURANCE. Provided the following policies may be obtained at a reasonable cost, the Company shall provide Executive with a $1,000,000 standard term life insurance policy and a $1,000,000 standard term accidental death policy.

               (g) DISABILITY. Provided the following policy may be obtained at a reasonable cost, the Company shall provide Executive with a long-term disability policy which provides for an annual disability payment in an amount equal to 125% of Executive's Base Salary.

          5.   CONFIDENTIAL INFORMATION.

               (a) NON-DISCLOSURE. Executive hereby agrees, during the term of this Agreement, he will not disclose to any person or otherwise use or exploit any proprietary or confidential information, including, without limitation, trade secrets, processes, records of research, proposals, reports, methods, processes, techniques, computer software or programming, or budgets or other financial information, regarding the Company, its business, properties,
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customers or affairs (collectively, "Confidential Information") obtained by him at any time during the term, except to the extent required by Executive's performance of assigned duties for the Company. Notwithstanding anything herein to the contrary, the term "Confidential Information" shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by Executive in violation of this Agreement,
(ii) is or becomes available to Executive on a non-confidential basis from a source other than the Company, provided that such source is not known by Executive to be furnishing such information in violation of a confidentiality agreement with or other obligation of secrecy to the Company, (iii) has been made available, or is made available, on an unrestricted basis to a third party by the Company, by an individual authorized to do so or (iv) is known by Executive prior to its disclosure to Executive. Executive may use and disclose Confidential Information to the extent necessary to assert any right or defend against any claim arising under this Agreement or pertaining to Confidential Information or its use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Executive, or if Executive receives a request to disclose all or any part of the information contained in the Confidential Information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Executive.

               (b) INJUNCTIVE RELIEF. Executive agrees that the remedy at law for any breach by him of the covenants and agreements set forth in this Section
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5 may be inadequate and that in the event of any such breach, the Company may, in addition to the other remedies that may be available to it at law, seek injunctive relief prohibiting him (together with all those persons associated with him) from the breach of such covenants and agreements.

          6.   TERMINATION.

               (a) TERMINATION BY COMPANY FOR "CAUSE" OR VOLUNTARILY BY EXECUTIVE. The Company may terminate this Agreement for "Cause" effective immediately upon written notice thereof to Executive. For purposes of this Agreement, "Cause" shall mean and be limited to the following events: (i) an act of fraud, embezzlement or similar conduct by Executive involving the Company; (ii) any action by Executive involving the arrest of Executive for violation of any criminal statute constituting a felony if the Board reasonably determines that the continuation of Executive's employment after such event would have a adverse impact on the operations or reputation of the Company in the financial community; or (iii) a continuing, repeated willful failure or refusal by Executive to perform his duties; provided, however, that this Agreement may not be terminated under this subclause (iii) unless Executive shall have first received written notice from the Board advising Executive of the specific acts or omissions alleged to constitute a failure or refusal to perform and such failure or refusal to perform continues after Executive shall have had a reasonable opportunity to correct the acts or omissions cited in such notice.

          In the event of termination for "Cause," or voluntarily by Executive other than as permitted in Sections 6(b)(i) and 6(b(ii) and 6(c), (x) Executive shall be entitled to receive that portion of the Base Salary and all benefits accrued through the date of termination and (y) all Options that have become exercisable as of the date of termination shall remain so for a period of 90
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days.

               (b) TERMINATION BY COMPANY OTHER THAN FOR "CAUSE."

                     i) Death. Provided that notice of termination has not previously been given under any Section hereof, if Executive shall die during the term of this Agreement, this Agreement and all of the Company's obligations hereunder shall terminate, except that Executive's estate or designated beneficiaries shall be entitled to receive (A) all earned and unpaid Base Salary through the date of termination; (B) the Base Salary, Performance Bonus, and all benefits with respect to the then current contract year which would have been payable or provided to Executive had the term ended one year following the last day of the month in which Executive's death occurred; and (C) all other benefits that may be due to Executive or Executive's estate or beneficiaries under the general provisions of any benefit plan, stock incentive plan or other plan in which Executive is then a participant, which benefits shall continue to be provided for a period of one year following the date of death. In addition, of the Options which are scheduled to vest on the next anniversary of the commencement of the Initial Term, a percentage of such number of Options shall vest at the date of death determined by dividing the number of days which have elapsed since the last such anniversary by the number 365 and multiplying the result by 100. Further, all Options that have become exercisable as of the date of death (including those
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which do so as a result of the provisions of the preceding sentence) shall remain so for a period of twelve (12) months.

                     ii) DISABILITY. Provided that notice of termination has not previously been given under any Section hereof, if Executive becomes ill or is injured or disabled during the term such that Executive fails to perform all or substantially all of the duties to be rendered hereunder and such failure continues for a period in excess of 26 consecutive weeks (a "Disability"), the Company shall continue to employ Executive under this Agreement for one year from the date of the Disability (which one year period shall commence at the beginning of the 26 week period referred to herein) and shall continue to pay Executive the Base Salary in effect on the date of the Disability (determined at the beginning of the 26 week period referred to herein), the Performance Bonus and all benefits then in effect; provided, that (A) the Company may relieve Executive of his duties and responsibilities hereunder to the extent permitted by law and (B) any long-term disability payments received by Executive under any disability insurance plan made available to Executive by the Company if the premiums were paid by the Company shall be deducted from the salary and bonus payments otherwise required to be paid to Executive hereunder. If during the term and subsequent to the Disability commencement date (which shall be at any time following the end of the 26 week period referred to herein) Executive shall fully recover, the Company shall have the right (exercisable within 60
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days after receipt of notice from Executive of such recovery), but not the obligation, to restore Executive to full-time service at full compensation. If the Company elects not to restore Executive to full-time service, Executive shall be entitled to obtain other employment. If Executive is not restored to full-time employment with the Company, all Options that have become exercisable as of the date of Disability (determined at the end of the 26 week period referred to herein) shall remain so for a period of 12 months.

                     iii) WITHOUT CAUSE. If the Company elects to terminate Executive for any reason whatsoever other than as provided in Section 6(a) or if the Company causes a Defacto Termination of Executive (as defined below) (each a "Severance Termination"), Executive shall receive the "Separation Package."

As used herein, the "Separation Package" shall consist of two years' Base Salary (at the annual rate in effect at the date of the Severance Termination) plus an amount equal to the Performance Bonus actually paid to Executive with respect to the eight fiscal quarters preceding the date of the Severance Termination (or if Executive has been employed for less than two years, the amount of Performance Bonus paid to Executive for the entire period of employment multiplied by a fraction, the numerator of which is the number eight and the denominator of which is the actual number of fiscal quarters for which Executive was employed by the Company). In addition, all
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Options which are scheduled to vest on the next anniversary of the commencement of the Initial Term shall vest as of the date of the Severance Termination. Further, all Options that have become exercisable as of the date of such termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for a period of 12 months. In the event of a Severance Termination, Executive will also be provided with reasonable office space and secretarial support as well as the same mailing address and telephone number which Executive had during the term for up to six months, and the Company shall pay the costs of out placement services with a provider of its choice at a level appropriate to Executive's title and position as requested by Executive. For purposes of this paragraph, a "Defacto Termination" shall include any of the following events: (i) the Company shall fail to pay or shall reduce the Base Salary, Performance Bonus or other benefits provided herein, except as permitted hereunder, or shall otherwise breach any material provision hereof which breach is not cured within 10 days after receipt of notice thereof from Executive; (ii) the Company shall fail to cause Executive to remain the Chief Operating Officer of the Company; (iii) Executive shall not be continuously afforded the authority, powers, responsibilities and privileges contemplated in Section 1 above (whether or not accompanied by a change in title); (iv) the Company shall require Executive's primary services to be rendered in an area other than the Company's principal offices in the Los Angeles metropolitan area; or (v) after a Change in
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Control (as defined below), the Company increases the base salary for senior executives of the Company generally without similarly increasing the Base Salary of Executive. For purposes of clause (iii), Executive shall be deemed not to have been continuously afforded the authority, powers, responsibilities and privileges contemplated in Section 1 above if there shall occur any reduction in the scope, level or nature of Executive's employment hereunder, or any demotion, any phasing out or assignment to others, of the duties contemplated herein.

               (c) CHANGE IN CONTROL.

                     i) Following a Change in Control, this Agreement shall continue to be binding upon the Company and Executive shall be entitled to the payments provided for in this Section 6 in the event of termination resulting from death, disability, cause, or a Separation Termination, all as provided for in Section 6(a) and 6(b).

                     ii) Executive may (but shall not be obligated to) terminate this Agreement effective 30 days after the giving of such notice given at any time within two years following a Change in Control. In the event that Executive elects to terminate this Agreement pursuant to this Section 6(c)(ii), Executive shall be entitled to the following payments:

                           (A) If the Change in Control is effected to an
Adverse Person (as defined below), then Executive shall be entitled to and receive the Severance Package. In
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addition, all Options then held by Executive which are not yet vested shall vest as of the date of such termination. Further, all Options that have become exercisable as of the date of such termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for the entire remaining term of the Options.

                           (B) If the Change in Control is effected to a person
other than an Adverse Person, Executive shall be entitled to receive the Severance Package. In addition, all Options which are scheduled to vest on the next scheduled vesting date during the 12 months following the termination date shall vest as of the date of such termination. Further, all Options that have become exercisable as of the date of such termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for a period of 12 months.

                (d) PAYMENT OF TERMINATION AMOUNTS. Executive may elect to have all amounts to be paid to Executive pursuant to this Section 6 payable (i) over the remaining term of this Agreement or for such shorter period as expressly provided for herein, as applicable, or (ii) in a lump sum within 30 days following termination. provided, however, in the case of death or disability the Performance Bonus component shall be payable at such time as performance-based bonuses are paid to similarly situated employees of the Company and only if the specified Target ROE for the applicable periods are actually met. In the event Executive elects to be paid pursuant to clause (i),
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Executive agrees promptly to notify the Company in writing of Executive's acceptance of full-time employment; within 15 days after receipt of such notice, the Company shall pay Executive in a lump sum any amounts which remain otherwise due to Executive hereunder.

                (e) STOCK AND SIMILAR RIGHTS. Except with regard to the vesting and exercise dates of Options as set forth in this Section 6, Executive's rights under any other agreement or plan under which stock options, restricted stock or similar awards are granted shall be determined in accordance with the terms and provisions of such plans or agreements.

                (f) NO MITIGATION OR OFFSET. Payment of any sum under this
Section 6 shall not be subject to any claim of mitigation nor shall the Company be entitled to any right of offset with respect thereto.

                (g) OTHER INSURANCE POLICIES. Upon any termination of Executive's employment, and upon reimbursement of the Company of all amounts paid by the Company in connection with such policies, Executive shall have the right to purchase or otherwise direct the disposition or assignment of any disability insurance policy on him held by the Company (excluding only group disability insurance policies) upon the payment of One Dollar ($1.00) as the total consideration for each such policy.

          7. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events which occur
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after the date of the Original Agreement:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
1934) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3")) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that neither of the following acquisitions shall constitute a Change in Control; (i) any acquisition by the Company or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (b) Individuals who, as of the date of the Original Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the Original Agreement whose election, or nomination for election by the stockholders of the Company, shall be approved by a vote of a least a majority of the directors then compromising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

               (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation: (i) more than 60% of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger, or consolidation, which may be the Company (the "Resulting Corporation") entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall
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then be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their respective ownerships of Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation; (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, the Resulting Corporation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the combined voting power of Outstanding Voting Securities) shall own beneficially, directly or indirectly 20% or more of the combined voting power of the Resulting
Corporation Voting Securities; and (iii) at least a majority of the members of the Board shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (d) Approval by the stockholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation (the "Buyer") with respect to which (i) following such sale or other disposition, more than 60% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors ("Buyer Voting Securities"), shall be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownership of Outstanding Voting Securities, immediately prior to such sale or
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other disposition; (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or Buyer and any Person that shall immediately prior to such sale or other disposition own beneficially, directly or indirectly, 20% or more of the combined voting power of Outstanding Voting Securities), shall own beneficially, directly or indirectly, 20% or more of the combined voting power or, Buyer Voting Securities; and (z) at least a majority of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition or assets of the Company.

               For purposes of this Agreement, an Adverse Person shall mean any person which acquires control of the Company in a transaction involving a Change in Control other than a transaction which, before the time of the transaction, has been approved by the Board of Directors of the Company.

          8. INSURANCE. During the term, the Company shall maintain, at no cost to Executive, officers and directors liability insurance that would cover Executive in an amount of no less than $45,000,000.

          9.   GENERAL PROVISIONS.

               (a) NOTICES. All notices, requirements, requests, demands, claims or other communications hereunder shall be in writing. Any notice, requirement, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) business days after having been set by registered or certified mail, return-receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below,
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and the appropriate telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service under circumstances by which such service guarantees next day delivery, the date following the date so sent:

IF TO THE COMPANY, TO:

               AAMES FINANCIAL CORPORATION
               3731 Wilshire Boulevard
               Los Angeles, California  90010
               Attn: Chief Executive Officer

IF TO EXECUTIVE TO:

               Cary H. Thompson
               1944 Fairburn Avenue
               Los Angeles, California 90025

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          (b) ASSIGNMENT. This Agreement and the benefits hereunder are personal to the Company and are not assignable or transferable, nor may be the services to be performed hereunder be assigned by the Company to any person, firm or corporation; provided however, that this Agreement and the benefits hereunder may be assigned by the Company to any corporation into which the Company may be merged or consolidated, and this Agreement and the benefits hereunder will automatically be deemed assigned to any such corporation, subject, however, to Executive's right to terminate this Agreement to the extent provided in Section 6. In the event of any assignment of this Agreement to any corporation acquiring all or substantially all of the assets of the

Company or to any other corporation into which the Company may be merged or consolidated, the responsibilities and duties assigned to Executive by such successor corporation shall be the responsibilities and duties of, and compatible with the status of, a senior executive officer of such successor corporation. The Company may delegate any of its obligations hereunder to any subsidiary of the Company, provided that such delegation shall not relieve the Company of any of its obligations hereunder. Executive may not assign its rights hereunder or delegate his duties hereunder to any Person.

               (c) COMPLETE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all previous written or oral negotiations, commitments, understandings, agreements and any other writings or communications in respect of such subject matter.

               (d) AMENDMENTS. This Agreement may be modified, amended, superseded or terminated only by a writing duly signed by both parties.

               (e) SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

               (f) NO WAIVER. Any waiver by either party of a breach of any provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall be considered a waiver or to deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

               (g) BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their permitted assigns, successors and legal representatives.

               (h) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document.

               (i) GOVERNING LAW. This Agreement has been negotiated and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

               (j) ARBITRATION. The parties hereby expressly agree that any controversy or claim relating to this Agreement, including the construction, enforcement or application of the terms hereof, shall be submitted to arbitration in Los Angeles, California by the American Arbitration Association in accordance with the Commercial Arbitration Rules of such association. The arbitrator shall be a retired judge of the Los Angeles Superior Court or other party acceptable to the parties and the rules of evidence shall apply. The costs of the arbitrator shall be borne equally. Each party shall be responsible for its own attorneys' fees and costs. However, the arbitrator shall have the right to award costs and expenses (including actual attorneys' fees) to the prevailing party as well as equitable relief. The award of the arbitrator shall be final and binding and shall be enforceable in any court of competent jurisdiction. Nothing in this paragraph shall preclude the parties from seeking an injunction or other equitable relief from a court of competent jurisdiction under appropriate circumstances.

               (k) HEADINGS. The headings included in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Executive has executed the same as of the day and year first above written.

                                AAMES FINANCIAL CORPORATION



                                By: /s/ Gary K. Judis
                                   -----------------------
                                        Gary K. Judis
                                Its:  Chief Executive Officer



                                /s/ Cary H. Thompson
                                -----------------------
                                CARY H. THOMPSON